Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$4,620,924
Unrealized Gain (Loss) on Market Value of Futures	(3,033,207)
Dividend Income	1,841
Interest Income	210
ETF Transaction Fees	2,000
Total Income (Loss)	$1,591,768

Expenses
Investment Advisory Fee	$35,019
Brokerage Commissions	4,738
NYMEX License Fee	1,425
Prepaid Insurance Expense	865
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	412
Other Expenses	33,945
Total Expenses	77,179
Expense Waiver	(25,190)
Net Expenses	$51,989
Net Gain (Loss)	$1,539,779

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$67,294,584
Additions (200,000 Units)	8,536,146
Net Gain (Loss)	1,539,779

Net Asset Value End of Period	$77,370,509
Net Asset Value Per Unit (1,800,000 Units)	$42.98

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502